UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): May 16, 2007
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01      Other Events
As described in its prospectus supplement, dated May 16, 2007 and filed on May 17, 2007 (the “Prospectus”) with the U.S. Securities and Exchange Commission, MedCath Corporation (the “Company”) and the selling stockholders named therein (the “Selling Stockholders”) entered into an underwriting agreement on May 16, 2007 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Oppenheimer & Co. Inc., Stephens Inc. and The Shemano Group, Inc.(the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 4,000,000 shares of the Company’s common stock (the “Common Stock”), sold by the Selling Stockholders at a price to the public of $33.07 per share ($31.42 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of Common Stock to cover over-allotments, if any. The offering and sale of Common Stock pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Reg. No. 333-141267). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K.
Item 9.01      Financial Statements and Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement, dated May 16, 2007, by and among the MedCath Corporation and the Selling Stockholders and Underwriters named therein
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: May 17, 2007	By:	/s/James E. Harris

James E. Harris Executive Vice President and Chief Financial Officer